BERKOWER LLC

Certified Public Accountants and Advisors

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the use of our report dated July 20, 2016 on the financial statements of Theta Funds L.P. as of and for the years ended December 31, 2015 and 2014, respectively, on Form N-1A of AlphaCentric Hedged Market

Opportunity Fund.

Berkower LLC

Iselin, New Jersey

August 22, 2016